EXHIBIT 99.1

Orchid Island Capital Announces August 2013 Monthly Dividend and July 31, 2013 MBS Portfolio Characteristics

•	August 2013 Monthly Dividend of $0.135 per Share

•	MBS Portfolio Characteristics as of July 31, 2013

VERO BEACH, Fla., Aug. 12, 2013 (GLOBE NEWSWIRE) -- Orchid Island Capital, Inc. (the "Company") (NYSE MKT:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of August 2013. The dividend of $0.135 per share will be paid August 30, 2013, to holders of record on August 26, 2013, with an ex-dividend date of August 22, 2013.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust ("REIT") the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

MBS Portfolio Characteristics

Details of the MBS portfolio as of July 31, 2013 are presented below. These figures are preliminary and subject to change. The information contained herein is an inter-quarter update created by the Company based upon information that the Company believes is accurate.

•	MBS Assets by Agency

•	Investment Company Act of 1940 Whole Pool Test Results

•	Repurchase agreement exposure by counter-party

•	MBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. intends to elect to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.'s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2012.

MBS Valuation Characteristics
(in thousands of $s)
					Weighted	Realized July 2013
Asset Category	Current	Fair	Current	Percentage of	Average	CPR
	Face	Value	Price	Portfolio	Coupon	(Reported in June)
As of July 31, 2013
Adjustable Rate MBS	5,718	6,188	108.22	1.83%	4.24%	0.12%
10-1 Hybrid Rate MBS	99,859	99,355	99.50	29.40%	2.61%	12.69%
Total Hybrid Adjustable Rate MBS	99,859	99,355	99.50	29.40%	2.61%	12.69%
15 Year Fixed Rate MBS	40,855	42,140	103.14	12.47%	3.03%	2.63%
20 Year Fixed Rate MBS	31,433	32,276	102.68	9.55%	3.50%	1.87%
30 Year Fixed Rate MBS	136,107	136,217	100.08	40.31%	3.40%	5.18%
Total Fixed Rate MBS	208,395	210,633	101.07	62.33%	3.34%	4.18%
Total Mortgage-backed Pass-through MBS	313,972	316,176	100.70	93.56%	3.13%	6.81%
Interest-Only Securities	139,530	19,933	14.29	5.90%	4.02%	25.78%
Inverse Interest-Only Securities	19,762	1,843	9.32	0.54%	6.15%	49.10%
Structured MBS	159,292	21,776	13.67	6.44%	4.20%	28.67%
Total Mortgage Assets	473,264	337,951		100.00%	3.20%	14.17%

MBS Assets by Agency
(in thousands of $s)
	Fair	Percentage
As of July 31, 2013	Value	of Portfolio
Fannie Mae	196,133	58.0%
Freddie Mac	118,928	35.2%
Ginnie Mae	22,890	6.8%
Total Portfolio	337,951	100%

Investment Company Act of 1940 (Whole Pool) Test
(in thousands of $s)
	Fair	Percentage of
As of July 31, 2013	Value	Portfolio
Whole Pool Assets	280,073	82.9%
Non Whole Pool Assets	57,878	17.1%
Total Portfolio	337,951	100%

Repurchase Agreement Exposure By Counterparty
(in thousands of $s)
			Weighted
As of July 31, 2013	Total	% Of Total	Average	Longest
	Borrowings	Debt	Maturity in Days	Maturity
Cantor Fitzgerald & Co	4,718	1.53%	19	8/19/2013
Citigroup Global Markets Inc	112,848	36.65%	36	10/1/2013
CRT Capital Group, LLC	50,802	16.50%	28	8/28/2013
KGS-Alpha Capital Markets, L.P	4,862	1.58%	1	8/1/2013
Mizuho Securities USA, Inc	25,032	8.13%	22	10/10/2013
Pierpont Securities, LLC	13,502	4.38%	27	8/28/2013
The PrinceRidge Group, LLC	26,729	8.68%	26	8/26/2013
South Street Securities, LLC	44,138	14.33%	13	8/23/2013
Suntrust Robinson Humphry, Inc	25,293	8.22%	16	8/16/2013
Total Borrowings	307,924	100%	27	10/10/2013

MBS Risk Measures
(in thousands of $s)
		Weighted
		Average Months	Weighted	Weighted
Asset Category	Fair	To Next Coupon	Average Lifetime	Average Periodic	Modeled Interest	Modeled Interest
	Value	Reset	Cap	Cap Per Year	Rate Sensitivity	Rate Sensitivity
		(if applicable)	(if applicable)	(if applicable)	-50 BPS*	+50 BPS*
As of July 31, 2013
Adjustable Rate MBS	6,188	0	10.05%	2.00%	37	(55)
Total Hybrid Adjustable Rate MBS	99,355	112	7.61%	2.00%	2,293	(2,688)
Total Fixed Rate MBS	210,633	n/a	n/a	n/a	6,373	(6,806)
Total Mortgage-backed Pass-through MBS	316,176	n/a	n/a	n/a	8,703	(9,549)
Interest-Only Securities	19,933	n/a	n/a	n/a	(1,475)	910
Inverse Interest-Only Securities	1,843	1	6.34%	n/a	(176)	113
Structured MBS	21,776	n/a	n/a	n/a	(1,651)	1,023
Total Mortgage Assets	337,951	n/a	n/a	n/a	7,052	(8,526)

					Modeled Interest	Modeled Interest
(in thousands of $s)	Notional	Hedge Period			Rate Sensitivity	Rate Sensitivity
	Balance	End Date			-50 BPS*	+50 BPS*
Funding Hedge	250,000	Sep-18			(5,225)	6,563
Grand Total					1,827	(1,963)

* Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS.
* These results are for illustrative purposes only and actual results may differ materially.

CONTACT: Orchid Island Capital, Inc.
         Robert E. Cauley
         3305 Flamingo Drive, Vero Beach, Florida 32963
         Telephone: (772) 231-1400